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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 27, 2009

Maidenform Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

485F US Hwy 1 South Iselin, NJ 08830
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(732) 621-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2009 (the “Grant Date”), the Compensation Committee of the Board of Directors of Maidenform Brands, Inc. (the “Company”) approved special grants of restricted stock to Maurice Reznik, the Company’s Chief Executive Officer, and Christopher Vieth, the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer.  Mr. Reznik received a grant of 175,000 shares of restricted stock and Mr. Vieth received a grant of 70,000 shares of restricted stock.  Both grants were made pursuant to the Maidenform Brands, Inc. 2005 Stock Incentive Plan and will vest in three equal annual installments on each of the third, fourth and fifth anniversaries of the Grant Date.  The full terms of the grants are set forth in restricted stock agreements entered into between the Company and Messrs. Reznik and Vieth, the form of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Form of Restricted Stock Agreement for use in connection with special grants of restricted stock to Messrs. Reznik and Vieth

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: April 2, 2009	By:	/s/ Christopher W. Vieth
		Name:	Christopher W. Vieth
		Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit

10.1	Form of Restricted Stock Agreement for use in connection with special grants of restricted stock to Messrs. Reznik and Vieth